UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 22, 2017

Date of Report (Date of Earliest Event Reported)

LIFE STORAGE, INC.

LIFE STORAGE LP

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13820	16-1194043
(Life Storage, Inc.)

Delaware	0-24071	16-1481551
(Life Storage LP) (State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6467 Main Street

Williamsville, New York 14221

(Address of Principal Executive Offices)

(716) 633-1850

(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2017, Life Storage, Inc. (the “Company”), through action of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), made special stock based awards to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Chief Operating Officer by grant of restricted stock awards and performance-based awards under the terms of the Company’s 2015 Award and Option Plan. These awards were made in recognition of the officers’ efforts in the consummation of the Company’s acquisition of LifeStorage, LP in 2016. The awards have a targeted value of $600,000 for Mr. Rogers and $300,000 for each of Messrs. Gregoire, Powell and Killeen, with 50% of such value allocated to restricted stock awards and 50% to performance based awards. The actual number of shares and awards was computed based upon average closing price for the Company’s common stock on the New York Stock Exchange for the ten (10) business days immediately preceding the date of grant (i.e. $83.865) and reflects that the performance-based awards could vest at two times their target value in the event maximum performance is achieved.

The restricted stock grants consist of long term incentive restricted stock awards vesting over a five year period. The performance-based awards grant an award payable in shares of common stock of the Company based upon the Company’s relative total shareholder return over a 3 year period as compared to a defined peer group. If threshold performance is not achieved, no shares will be awarded. Provided threshold performance is achieved, an applicable percentage of the target number of shares between 50% and 200% will be awarded, with 50% of the target number of shares being awarded if threshold performance is achieved, 100% of the target number of shares being awarded if target performance is achieved and 200% of the target number of shares being awarded if maximum performance is achieved.

Details of awards made to each officer are set forth below:

Officer	Long Term Incentive Restricted Stock Awards[1]	Target Number of Performance Shares[2]
David L. Rogers, Chief Executive Officer	3,577 shares	3,577 shares
Andrew J. Gregoire, Chief Financial Officer	1,789 shares	1,789 shares
Paul T. Powell, Chief Investment Officer	1,789 shares	1,789 shares
Edward F. Killeen, Chief Operating Officer	1,789 shares	1,789 shares

(1)	Vest over 5 years.
(2)	No shares will be awarded if threshold performance is not achieved. Provided threshold performance is achieved, an applicable percentage of the target number between 50% and 200% will be awarded, with 50% of the target number of shares being awarded upon threshold performance, 100% of the target number of shares being awarded upon target performance and 200% of the target number of shares being awarded upon maximum performance.

The foregoing description of the long term incentive restricted stock awards and the performance-based awards are qualified in their entirety by the terms of the forms of Long Term Incentive Restricted Stock Award Notice and Performance-Based Award Notice, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, which exhibits are incorporated herein by reference.

Also on February 22, 2017, the Company, through action of the Compensation Committee, finalized the cash bonuses payable under the Company’s Annual Incentive Compensation Plan for Executive Officers in the amounts of $192,000 to each of Messrs. Gregoire, Powell and Killeen.

Also on February 22, 2017, the Company, through action of the Compensation Committee, established the 2017 base salaries for each of Robert J. Attea, Executive Chairman, Kenneth F. Myszka, President, and Mr. Rogers, at $570,000 (which salaries are unchanged from 2016) and the 2017 base salaries for each of Messrs. Gregoire, Powell, and Killeen, at $340,000 (which salaries are increased $20,000 from 2016).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Long Term Incentive Restricted Stock Award Notice

10.2	Form of Performance-Based Award Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE STORAGE, INC.

Date: February 27, 2017

	By	/s/ Andrew J. Gregoire
	Name:	Andrew J. Gregoire
	Title:	Chief Financial Officer

LIFE STORAGE LP

Date: February 27, 2017	By: LIFE STORAGE HOLDINGS, INC., as General Partner

	By	/s/ Andrew J. Gregoire
	Name:	Andrew J. Gregoire
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Long Term Incentive Restricted Stock Award Notice

10.2	Form of Performance-Based Award Notice